                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      /X/        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                               MORTON'S RESTAURANT GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

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
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
                                                              July 17, 2002

From:  SANFORD TELLER COMMUNICATIONS
       1365 York Avenue
       New York, NY 10021
       (212) 717-0332
For:   MORTON'S RESTAURANT GROUP, INC.                        FOR IMMEDIATE RELEASE
       3333 New Hyde Park Road
       New Hyde Park, NY 11042
       (516) 627-1515
       www.mortons.com

Contact:   Thomas J. Baldwin, Executive Vice President, Chief Financial Officer,
        Morton's Restaurant Group, Inc.

MORTON'S RESTAURANT GROUP REPORTS RESULTS FOR 2002 SECOND QUARTER

New Hyde Park, NY....Morton's Restaurant Group, Inc. (NYSE:MRG) today reported
2002 second quarter revenues of $57,800,000, up 1.4% versus 2001 second quarter revenues of $57,006,000. Net income for the 2002 second quarter was $66,000, or $0.02 per diluted share, which includes a pretax gain on insurance proceeds of $125,000, or $0.02 after tax per diluted share; a pretax credit of $300,000, or $0.05 after tax per diluted share, representing the recovery of write-down and exit costs, which were less than initially anticipated, associated with the Sydney, Australia restaurant closing; and pretax costs of $1,426,000, or $0.24 after tax per diluted share, associated with the company's merger and evaluation of strategic alternatives. Due to fewer restaurant openings in the period, pre-opening costs incurred and recorded as expense for the 2002 second quarter were $363,000, or $0.06 after tax per diluted share compared to $1,762,000, or $0.30 after tax per diluted share for the comparable period in 2001. The net loss for the second quarter of 2001 was $1,535,000, or $0.37 per diluted share. Morton's of Chicago comparable restaurant revenues declined 2.3% for the 2002 second quarter.

    Revenues for the six months ended June 30, 2002 were $118,906,000, down 3.6%, versus $123,348,000 for the comparable 2001 period. For the six months ended June 30, 2002, net income was $2,331,000, or $0.55 per diluted share, which includes a pretax gain on insurance proceeds of $1,443,000, or $0.24 after tax per diluted share; a pretax credit of $300,000, or $0.05 after tax per diluted share, representing the recovery of write-down and exit costs, which were less than initially anticipated, associated with the Sydney, Australia restaurant closing; and pretax costs of $2,665,000, or $0.44 after tax per diluted share, associated with the company's merger and evaluation of strategic alternatives. Due to fewer restaurant openings in the period, pre-opening costs incurred and recorded as expense for the 2002 six month period were $650,000, or $0.11 after tax per diluted share compared to $2,376,000, or $0.39 after tax per diluted share for the comparable period in 2001. Net income was $1,209,000, or $0.28 per diluted share, for the six-month period ended July 1, 2001. Morton's of Chicago comparable restaurant revenues declined 7.1% for the six-month period ended June 30, 2002.

    During 2002, in accordance with the adoption of SFAS 142, "Goodwill and Intangible Assets", the company ceased amortizing goodwill. Included in the 2001 three month and six month periods ended July 1, 2001, is goodwill amortization of approximately $101,000, or $0.02 per diluted share and approximately $202,000, or $0.05 per diluted share respectively.

    Consistent with its previous announcements, the company said that due to the severe nationwide impact of the World Trade Center terrorist attacks, the continuing impact of the troubled economy, unfavorable business conditions, corporate spending cutbacks and reduced business travel, it has experienced, and may continue to experience, weak revenue trends and negative comparable restaurant revenues. These adverse operating conditions, weak revenue trends, and investment banking, legal and other costs associated with the company's merger and evaluation of strategic alternatives have, and are expected to continue to negatively impact results.

    The company believes that if such unfavorable conditions continue, or worsen, future results will also be adversely affected, the full extent of which cannot be determined or forecasted at this time.

    On March 26, 2002, the company entered into a definitive merger agreement, as amended, providing for the acquisition of Morton's by an affiliate of Castle Harlan Partners III, L.P., a New York based private equity investor. The aggregate purchase price (including assumed debt) is approximately
$168.4 million. Under the terms of the agreement, Morton's stockholders will receive $17.00 in cash for each share of common stock. Consummation of the merger is subject to customary closing conditions.

    Allen J. Bernstein, chairman, president and chief executive officer said, "The quarter was favorably impacted by our ongoing cost reduction programs which continued to be effective during 2002, enabling the company to reduce general and administrative expenses by over one million dollars in the quarter, compared to the prior year. Additionally, due to fewer restaurant openings, pre-opening costs were approximately $1.4 million lower than the comparable 2001 quarter."

    During April 2002, the company opened a new Morton's in King of Prussia, PA. The company has commenced construction to open new Morton's in Arlington, VA; Burbank, CA; and Paramus, NJ. During January 2002, the Morton's of Chicago steakhouse in Sydney, Australia was closed.

    At June 30, 2002, Morton's Restaurant Group owned and operated 66 restaurants (62 Morton's of Chicago steakhouses and 4 Bertolini's Authentic Trattorias) in 57 cities and 27 states, in the continental United States, Hawaii, Puerto Rico, Canada, Hong Kong and Singapore.

FORWARD-LOOKING STATEMENTS

    EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, COMPETITIVE ACTIVITIES, THE COMPANY'S EXPANSION PLANS AND RESTAURANT PROFITABILITY LEVELS AND OTHER MATTERS IDENTIFIED FROM TIME TO TIME IN THE COMPANY'S PUBLIC REPORTS AND SEC FILINGS. ACTUAL RESULTS MAY VARY.

    ADDITIONALLY, THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED MERGER AND OTHER FUTURE EVENTS, INCLUDING WHETHER AND WHEN THE PROPOSED MERGER WILL BE CONSUMMATED. A VARIETY OF FACTORS COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, RISKS THAT STOCKHOLDER APPROVAL AND MATERIAL THIRD PARTY CLEARANCES MAY NOT BE OBTAINED IN A TIMELY MANNER OR AT ALL, THAT AN ORDER OR INJUNCTION MAY BE IMPOSED PROHIBITING OR DELAYING THE MERGER AND THAT ANY OTHER CONDITIONS TO THE MERGER MAY NOT BE SATISFIED OR WAIVED. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

                        MORTON'S RESTAURANT GROUP, INC.

                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                                                        CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                                        -----------------------------------------
                                                        THREE MONTHS ENDED     SIX MONTHS ENDED
                                                        -------------------   -------------------
                                                        JUNE 30,   JULY 1,    JUNE 30,   JULY 1,
                                                          2002       2001       2002       2001
                                                        --------   --------   --------   --------
Revenues..............................................  $57,800    $57,006    $118,906   $123,348

Food and beverage costs...............................   19,509     19,602      40,713     42,272
Restaurant operating expenses.........................   27,002     26,485      54,367     54,318
Pre-opening costs, depreciation, amortization and
  non-cash charges....................................    2,910      4,313       5,346      7,068
General and administrative expenses...................    3,727      4,846       7,485      9,778
Marketing and promotional expenses....................    1,493      1,674       2,682      3,873
Gain on insurance proceeds............................      125         --       1,443         --
Restaurant closing costs (credit).....................     (300)        --        (300)        --
Costs associated with merger, strategic alternatives
  and proxy contest...................................    1,426        370       2,665        370
Interest expense, net.................................    2,064      1,909       4,061      3,942
                                                        -------    -------    --------   --------

  Income (loss) before income taxes...................       94     (2,193)      3,330      1,727

Income tax expense (benefit)..........................       28       (658)        999        518
                                                        -------    -------    --------   --------

  Net income (loss)...................................  $    66    $(1,535)   $  2,331   $  1,209
                                                        -------    -------    --------   --------

  Net income (loss) per share:
    Basic.............................................  $  0.02    $ (0.37)   $   0.56   $   0.29
                                                        -------    -------    --------   --------
    Diluted...........................................  $  0.02    $ (0.37)   $   0.55   $   0.28
                                                        -------    -------    --------   --------

  Weighted average shares outstanding:
    Basic.............................................    4,188      4,173       4,185      4,166
                                                        =======    =======    ========   ========
    Diluted...........................................    4,244      4,173       4,213      4,299
                                                        =======    =======    ========   ========

Number of restaurants at:
  Beginning of periods................................       65         62          66         62
  End of periods......................................       66         64          66         64

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
                        MORTON'S RESTAURANT GROUP, INC.
            (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                                                   CONSOLIDATED
                                                                  BALANCE SHEETS
                                                              -----------------------
                                                              JUNE 30,   DECEMBER 30,
                                                                2002         2001
                                                              --------   ------------
Current assets:
  Cash and cash equivalents.................................  $  5,163     $  4,827
  Accounts receivable.......................................     3,133        3,988
  Income taxes receivable...................................     1,788          560
  Inventories...............................................     7,497        8,061
  Landlord construction receivables, prepaid expenses and
    other current assets....................................     1,557        2,632
  Deferred income taxes.....................................     4,203        4,616
                                                              --------     --------
    Total current assets....................................    23,341       24,684
                                                              --------     --------
Property and equipment, net.................................    81,391       82,936

Intangible assets, net of accumulated amortization of $5,072
  at June 30, 2002 and December 30, 2001....................    10,923       10,923
Deferred income taxes.......................................     5,926        6,907
Insurance receivable........................................        --        1,682
Other assets and deferred expenses, net of accumulated
  amortization of $703 at June 30, 2002 and $649 at
  December 30, 2001.........................................     8,029        7,582
                                                              --------     --------
                                                              $129,610     $134,714
                                                              ========     ========
Current liabilities:
  Accounts payable and accrued expenses.....................  $ 22,595     $ 26,097
  Current portion of obligations to financial institutions
    and capital leases......................................     3,420        4,477
  Accrued income taxes......................................       659           --
                                                              --------     --------
    Total current liabilities...............................    26,674       30,574

Obligations to financial institutions and capital leases,
  less current maturities...................................    95,990      100,232
Other liabilities...........................................     4,510        4,118
                                                              --------     --------
    Total liabilities.......................................   127,174      134,924
                                                              --------     --------
Stockholders' equity (deficit):
  Preferred stock, $.01 par value per share. Authorized
    3,000,000 shares, no shares issued or outstanding.......        --           --
  Common stock, $.01 par value per share. Authorized
    25,000,000 shares, issued 6,808,801 at June 30, 2002 and
    6,803,801 shares at December 30, 2001...................        68           68
  Nonvoting common stock, $.01 par value per share.
    Authorized 3,000,000 shares, no shares issued or
    outstanding.............................................        --           --
  Additional paid-in capital................................    63,528       63,478
  Accumulated other comprehensive loss......................      (685)        (907)
  Accumulated deficit.......................................   (13,764)     (16,095)
  Less treasury stock, at cost, 2,619,090 shares at
    June 30, 2002 and 2,624,154 shares at December 30,
    2001....................................................   (46,711)     (46,754)
                                                              --------     --------
    Total stockholders' equity (deficit)....................     2,436         (210)
                                                              --------     --------
                                                              $129,610     $134,714
                                                              ========     ========

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